Exhibit 99.1

Company Contact:
Randy Keys, President & CEO
(713) 935-0122
rkeys@evolutionpetroleum.com

Evolution Petroleum Announces Results for Fiscal 2018 Third Quarter Ended March 31, 2018 and Declares Quarterly Common Stock Dividend

Houston, TX, May 8, 2018 - Evolution Petroleum Corporation (NYSE American: EPM) today announced financial and operating highlights for its fiscal third quarter ended March 31, 2018, with comparisons to the fiscal second quarter ended December 31, 2017 (the "prior quarter") and the quarter ended March 31, 2017 (the "year-ago quarter").
Highlights for the Quarter:

•	Net income was $3.1 million for the quarter, or $0.09 per common share, compared to net income of $2.4 million, or $0.07 per common share in the year-ago quarter.

•	Commenced the planned twelve-well infill drilling program in the Delhi field in late March 2018.

•	Realized oil price for the quarter was $63.56 per barrel, our highest quarterly average oil price since December 2014.

•	Revenues were $10.2 million, an increase of 7.6% over the year-ago quarter.

•	Paid eighteenth consecutive quarterly cash dividend on common shares, in the amount of $0.10 per share and announced a dividend of $0.10 per share for the quarter ending June 30, 2018.

•	Ended the quarter with $28.4 million of working capital, an increase of $0.8 million from the prior quarter, after paying $3.3 million in common stock dividends.

Financial Results for the Quarter Ended March 31, 2018
During the current quarter, Evolution reported operating revenues of $10.2 million, based on an average realized oil price of $63.56 per barrel and an average realized price for natural gas liquids (“NGL’s”) of $34.05 per barrel. The Company has seen steadily increasing oil prices throughout this fiscal year and West Texas Intermediate (“WTI”) prices have further strengthened since the end of March. In the year-ago quarter, operating revenues were $9.5 million, based on an average oil price of $49.29 per barrel and an average realized NGL price of $23.71 per barrel.
Operating income was $3.7 million, down slightly from $3.9 million in the year-ago quarter. Net income for the quarter was $3.1 million, or $0.09 per diluted share, up from $2.4 million, or $0.07 per share, in the year-ago quarter.
Production costs in the Delhi field were $3.4 million in the current quarter, up 19.5% from $2.8 million in the year-ago quarter. The majority of the increase resulted from higher purchased CO2 costs, as there were increases in both volumes of purchased CO2 and the cost of purchased CO2, which is tied directly to realized oil prices in the field.
General and administrative expenses were $1.8 million for the quarter, up from $1.3 million in the year-ago quarter. The majority of this increase resulted from litigation costs and final settlement of legacy litigation in a matter dating back from 2006.
With passage of the Tax Cuts and Jobs Act ("Tax Act") in late December 2017, Evolution’s federal income tax rate dropped from 34% to 21%. The Company’s statutory rate for the current fiscal year ending June 30, 2018 is a blended rate of 27.55%. The Company’s provision for income tax expenses declined significantly from $1.5 million in the year-ago quarter to $0.6 million in the current quarter. The majority of this reduction resulted from benefits of the Tax Act, but there were also other permanent tax differences that we will continue to realize.
Delhi Operations and Capital Spending
As previously reported, the Delhi field experienced weather-related disruptions from abnormal sub-freezing temperatures. Consequently, both oil and NGL production rates suffered from multiple days of shut-ins in addition to scheduled downtimes for maintenance and other repairs both in the field and at the NGL plant. However, production in February and March returned to normalized levels of approximately 7,000 barrels of oil per day (BOPD) and 1,100 barrels of NGL's per day. The net production volumes of 1,884 barrels of oil equivalent per day (“BOEPD”), were down 16.6% from 2,260 BOEPD in the year-ago quarter.
The operator began the planned twelve-well infill drilling program in the Delhi field during the quarter ending March 31, 2018. This program, which has an expected net cost to the Company of approximately $4.7 million, targets productive oil zones in the developed areas of the field that are not being swept effectively by the current CO2 flood. This infill program is expected to both add production and increase ultimate recoveries above the current proved producing oil reserves. In conjunction with the infill drilling program, the operator plans to drill the last three wells of a six-well water injection program on the eastern edge of the planned Phase Five expansion of the Delhi field. Evolution’s forecast for the remaining net cost to the Company for this project is approximately $2.1 million. The Company expects all of these projects to be completed by the end of calendar year 2018. In addition to the planned capital spending discussed above, the Company continues to identify and execute successful capital workover projects to improve conformance and production in the field. These projects are not individually material and are unlikely to have a significant impact on capital spending going forward.
During the nine months ended March 31, 2018, the Company incurred approximately $2.3 million of capital expenditures at Delhi. This spending included $0.4 million for capital upgrades to the recycle plant, $0.9 million for CO2 conformance projects and capital maintenance, $0.7 million for Test Site 5 infrastructure, and $0.3 million for the infill drilling program.
Liquidity and Outlook
“Evolution ended the quarter with $28.4 million in working capital, an increase of $0.8 million from the prior quarter, after paying $3.3 million in common stock dividends during the quarter. Our cash balance was $27.2 million with no debt outstanding. In February, we increased the borrowing base under our credit facility to $40.0 million to better position the Company for a potential acquisition of primarily producing properties. We believe our financial resources are more than sufficient to fund continuing development of the Delhi field, beginning with the infill drilling program, continue our dividend program and capitalize on potential new acquisition opportunities going forward,” commented Randy Keys, President and CEO.

Cash Dividend on Common Stock
The Board of Directors declared a cash dividend of $0.10 per share of common stock, to be paid on June 29, 2018 to common stockholders of record on June 15, 2018. This will be the nineteenth consecutive quarterly cash dividend on the common stock. Common stock dividends, which have been paid since 2013, are a core component of the Company’s strategy.
Quarterly Conference Call
Evolution will hold its quarterly conference call on Wednesday, May 9, 2018 at 11:00 a.m. Eastern Time (10:00 a.m. Central). The call will be followed by a question and answer session. To access the conference call by phone, please dial 1-855-327-6837 (U.S. & Canada) or 1-631-891-4304 (International). To listen live via webcast or to hear a rebroadcast, please go to www.EvolutionPetroleum.com.
A replay will be available two hours after the end of the conference call through May 16, 2018, and will be accessible by calling 1-844-512-2921 (US & Canada) or 1‑412-317-6671 (International) with the passcode 10004763.
About Evolution Petroleum
Evolution Petroleum Corporation develops and produces petroleum reserves within known oil and gas reservoirs in the U.S., with a focus on maximizing value per share. Our principal asset is our interest in a CO2 enhanced oil recovery project in Louisiana's Delhi Field. Additional information, including the Company's most recent annual report on Form 10-K and its quarterly reports on Form 10-Q, is available on its website at www.EvolutionPetroleum.com.
Cautionary Statement
All forward-looking statements contained in this press release regarding potential results and future plans and objectives of the Company involve a wide range of risks and uncertainties. Statements herein using words such as "believe," "expect," "plans," “outlook” and words of similar meaning are forward-looking statements. Although our expectations are based on engineering, geological, financial and operating assumptions that we believe to be reasonable, many factors could cause actual results to differ materially from our expectations and we can give no assurance that our goals will be achieved. These factors and others are detailed under the heading "Risk Factors" and elsewhere in our periodic documents filed with the SEC. The Company undertakes no obligation to update any forward-looking statement.

Company Contact:
Randy Keys, President and CEO
(713) 935-0122
rkeys@evolutionpetroleum.com

Financial Tables to Follow

Evolution Petroleum Corporation and Subsidiaries
Consolidated Condensed Statements of Operations
(Unaudited)

	Three Months Ended			Nine Months Ended
	March 31,		Dec. 31,	March 31,
	2018	2017	2017	2018	2017
Revenues
Crude oil	$9,639,238	$9,060,796	$10,185,635	$27,654,128	$25,184,468
Natural gas liquids	610,328	464,641	881,276	2,200,220	464,730
Natural gas	—	—	—	—	(4)
Total revenues	10,249,566	9,525,437	11,066,911	29,854,348	25,649,194
Operating costs
Production costs	3,360,603	2,811,258	2,914,512	9,166,701	7,448,320
Depreciation, depletion and amortization	1,360,885	1,523,475	1,633,868	4,513,296	4,104,424
Accretion of discount on asset retirement obligations	22,263	13,562	23,023	66,865	39,892
General and administrative expenses *	1,842,548	1,283,906	1,666,256	5,078,508	3,760,348
Total operating costs	6,586,299	5,632,201	6,237,659	18,825,370	15,352,984
Income from operations	3,663,267	3,893,236	4,829,252	11,028,978	10,296,210
Other
Gain on realized derivative instruments, net	—	3,350	—	—	3,440
Gain on unrealized derivative instruments, net	—	47,965	—	—	33,833
Interest and other income	21,345	13,099	15,841	52,036	39,905
Interest expense	(30,525)	(20,317)	(20,456)	(71,436)	(61,373)
Income before income taxes	3,654,087	3,937,333	4,824,637	11,009,578	10,312,015
Income tax provision (benefit)	585,733	1,518,190	(5,052,211)	(4,076,156)	3,768,463
Net income attributable to the Company	3,068,354	2,419,143	$9,876,848	15,085,734	6,543,552
Dividends on preferred stock	—	—	—	—	250,990
Deemed dividend on redeemed preferred shares	—	—	—	—	1,002,440
Net income available to common stockholders	$3,068,354	$2,419,143	$9,876,848	$15,085,734	$5,290,122
Earnings per common share
Basic	$0.09	$0.07	$0.30	$0.46	$0.16
Diluted	$0.09	$0.07	$0.30	$0.45	$0.16
Weighted average number of common shares
Basic	33,171,514	33,062,297	33,109,448	33,123,185	33,021,865
Diluted	33,191,312	33,115,699	33,140,278	33,155,870	33,064,708

* General and administrative expenses for the three months ended March 31, 2018, March 31, 2017 and December 31, 2017, included non-cash stock-based compensation expense of $352,420, $291,151 and $484,326, respectively. For the corresponding nine months ended March 31, 2018 and 2017 non-cash stock-based compensation expense was $1,324,230 and $878,023, respectively.

Evolution Petroleum Corporation and Subsidiaries
Consolidated Condensed Balance Sheets
(Unaudited)

	March 31, 2018	June 30, 2017
Assets
Current assets
Cash and cash equivalents	$27,186,809	$23,028,153
Receivables	3,949,973	2,726,702
Prepaid expenses and other current assets	682,645	387,672
Total current assets	31,819,427	26,142,527
Oil and natural gas property and equipment, net (full-cost method of accounting)	59,589,750	61,790,068
Other property and equipment, net	34,144	40,689
Total property and equipment	59,623,894	61,830,757
Other assets	243,011	295,384
Total assets	$91,686,332	$88,268,668
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$2,786,518	$1,994,255
Accrued liabilities and other	628,663	724,639
State and federal income taxes payable	—	—
Total current liabilities	3,415,181	2,718,894
Long term liabilities
Senior secured credit facility	—	—
Deferred income taxes	10,754,077	15,826,291
Asset retirement obligations	1,319,291	1,253,628
Total liabilities	15,488,549	19,798,813
Commitments and contingencies
Stockholders’ equity
Common stock; par value $0.001; 100,000,000 shares authorized; 33,171,514 and 33,087,308 shares issued and outstanding as of March 31, 2018 and June 30, 2017, respectively	33,171	33,087
Additional paid-in capital	41,890,553	40,961,957
Retained earnings	34,274,059	27,474,811
Total stockholders’ equity	76,197,783	68,469,855
Total liabilities and stockholders’ equity	$91,686,332	$88,268,668

Evolution Petroleum Corporation and Subsidiaries
Consolidated Condensed Statements of Cash Flows
(Unaudited)

	Nine Months Ended March 31,
	2018	2017
Cash flows from operating activities
Net income attributable to the Company	$15,085,734	$6,543,552
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	4,555,496	4,146,898
Stock-based compensation	1,324,230	878,023
Accretion of discount on asset retirement obligations	66,865	39,892
Settlements of asset retirement obligations	—	(157,910)
Deferred income taxes (benefit)	(5,072,214)	3,079,342
Gain on derivative instruments, net	—	(37,273)
Changes in operating assets and liabilities:
Receivables	(1,223,271)	(723,161)
Prepaid expenses and other current assets	(294,973)	(445,597)
Accounts payable and accrued expenses	73,678	(1,808,566)
Income taxes payable	—	(164,544)
Net cash provided by operating activities	14,515,545	11,350,656
Cash flows from investing activities
Derivative settlement payments paid	—	(318,618)
Capital expenditures for oil and natural gas properties	(1,668,820)	(10,096,475)
Capital expenditures for other property and equipment	(6,033)	(32,260)
Net cash used in investing activities	(1,674,853)	(10,447,353)
Cash flows from financing activities
Cash dividends to preferred stockholders	—	(250,990)
Cash dividends to common stockholders	(8,286,486)	(6,116,323)
Common share repurchases, including shares surrendered for tax withholding	(395,550)	(459,858)
Redemption of preferred shares	—	(7,932,975)
Other	—	32
Net cash used in financing activities	(8,682,036)	(14,760,114)
Net increase (decrease) in cash and cash equivalents	4,158,656	(13,856,811)
Cash and cash equivalents, beginning of period	23,028,153	34,077,060
Cash and cash equivalents, end of period	$27,186,809	$20,220,249

Supplemental disclosures of cash flow information:	Nine Months Ended March 31,
	2018	2017
Income taxes paid	$1,456,754	$1,383,773
Non-cash transactions:
Change in accounts payable used to acquire property and equipment	622,185	(3,181,640)
Oil and natural gas property costs incurred through recognition of asset retirement obligations	(778)	14,119

Supplemental Information on Oil and Natural Gas Operations (Unaudited)

	Three Months Ended
	March 31,	December 31,	Variance	Variance %
	2018	2017
Oil and gas production:
Crude oil revenues	$9,639,238	$10,185,635	$(546,397)	(5.4)%
NGL revenues	610,328	881,276	(270,948)	(30.7)%
Total revenues	$10,249,566	$11,066,911	$(817,345)	(7.4)%

Crude oil volumes (Bbl)	151,665	177,767	(26,102)	(14.7)%
NGL volumes (Bbl)	17,926	26,033	(8,107)	(31.1)%
Equivalent volumes (BOE)	169,591	203,800	(34,209)	(16.8)%

Crude oil (BOPD, net)	1,685	1,932	(247)	(12.8)%
NGLs (BOEPD, net)	199	283	(84)	(29.7)%
Equivalent volumes (BOEPD, net)	1,884	2,215	(331)	(14.9)%

Crude oil price per Bbl	$63.56	$57.30	$6.26	10.9%
NGL price per Bbl	34.05	33.85	0.20	0.6%
Equivalent price per BOE	$60.44	$54.30	$6.14	11.3%

CO2 costs	$1,459,349	$1,265,582	$193,767	15.3%
All other lease operating expenses	1,901,254	1,648,930	252,324	15.3%
Production costs	$3,360,603	$2,914,512	$446,091	15.3%
Production costs per BOE	$19.82	$14.30	$5.52	38.6%

CO2 volumes (MMcf per day, gross)	75.7	69.7	6.0	8.6%

Oil and gas DD&A (a)	$1,353,340	$1,626,324	$(272,984)	(16.8)%
Oil and gas DD&A per BOE	$7.98	$7.98	$—	—%

(a) Excludes $7,545 and $7,544 of other depreciation and amortization expense for the three months ended March 31, 2018 and December 31, 2017, respectively.

Supplemental Information on Oil and Natural Gas Operations (Unaudited)

	Three Months Ended March 31,
	2018	2017	Variance	Variance %
Oil and gas production:
Crude oil revenues	$9,639,238	$9,060,796	$578,442	6.4%
NGL revenues	610,328	464,641	145,687	31.4%
Total revenues	$10,249,566	$9,525,437	$724,129	7.6%

Crude oil volumes (Bbl)	151,665	183,811	(32,146)	(17.5)%
NGL volumes (Bbl)	17,926	19,594	(1,668)	(8.5)%
Equivalent volumes (BOE)	169,591	203,405	(33,814)	(16.6)%

Crude oil (BOPD, net)	1,685	2,042	(357)	(17.5)%
NGLs (BOEPD, net)	199	218	(19)	(8.7)%
Equivalent volumes (BOEPD, net)	1,884	2,260	(376)	(16.6)%

Crude oil price per Bbl	$63.56	$49.29	$14.27	29.0%
NGL price per Bbl	34.05	23.71	10.34	43.6%
Equivalent price per BOE	$60.44	$46.83	$13.61	29.1%

CO2 costs	$1,459,349	$1,049,035	$410,314	39.1%
All other lease operating expenses	1,901,254	1,762,223	139,031	7.9%
Production costs	$3,360,603	$2,811,258	$549,345	19.5%
Production costs per BOE	$19.82	$13.82	$6.00	43.4%

CO2 volumes (MMcf per day, gross)	75.7	66.3	9.4	14.2%

Oil and gas DD&A (a)	$1,353,340	$1,515,368	$(162,028)	(10.7)%
Oil and gas DD&A per BOE	$7.98	$7.45	$0.53	7.1%

(a) Excludes $7,545 and $8,107 of other depreciation and amortization expense for the three months ended March 31, 2018 and 2017, respectively.

Supplemental Information on Oil and Natural Gas Operations (Unaudited)

	Nine Months Ended March 31,
	2018	2017	Variance	Variance %
Oil and gas production:
Crude oil revenues	$27,654,128	$25,184,468	$2,469,660	9.8%
NGL revenues	2,200,220	464,730	1,735,490	373.4%
Natural gas revenues	—	(4)	4	n.m.
Total revenues	$29,854,348	$25,649,194	$4,205,154	16.4%

Crude oil volumes (Bbl)	496,169	544,628	(48,459)	(8.9)%
NGL volumes (Bbl)	69,205	19,598	49,607	253.1%
Natural gas volumes (Mcf)	—	16	(16)	n.m.
Equivalent volumes (BOE)	565,374	564,229	1,145	0.2%

Crude oil (BOPD, net)	1,811	1,988	(177)	(8.9)%
NGLs (BOEPD, net)	252	71	181	254.9%
Natural gas (BOEPD, net)	—	—	—	n.m.
Equivalent volumes (BOEPD, net)	2,063	2,059	4	0.2%

Crude oil price per Bbl	$55.74	$46.24	$9.50	20.5%
NGL price per Bbl	31.79	23.71	8.08	34.1%
Natural gas price per Mcf	—	(0.25)	0.25	n.m.
Equivalent price per BOE	$52.80	$45.46	$7.34	16.1%

CO2 costs	$3,813,192	$3,168,909	$644,283	20.3%
All other lease operating expenses	5,353,509	4,279,411	1,074,098	25.1%
Production costs	$9,166,701	$7,448,320	$1,718,381	23.1%
Production costs per BOE	$16.21	$13.20	$3.01	22.8%

CO2 volumes (MMcf per day, gross)	71.5	69.0	2.5	3.6%

Oil and gas DD&A (a)	$4,490,545	$4,080,818	$409,727	10.0%
Oil and gas DD&A per BOE	$7.94	$7.23	$0.71	9.8%

n.m. Not meaningful.

(a) Excludes $22,751 and $23,606 of other depreciation and amortization expense for the nine months ended March 31, 2018 and 2017, respectively.

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